Exhibit 10.28

LOAN AGREEMENT

Between

PUERTO RICO INDUSTRIAL, TOURIST,
EDUCATIONAL, MEDICAL AND ENVIRONMENTAL CONTROL
FACILITIES FINANCING AUTHORITY

PALMAS COUNTRY CLUB, INC.

Dated October 26, 2000

This Loan Agreement has been assigned to PaineWebber Trust Company of Puerto Rico, as Trustee under a Trust Agreement dated October 26, 2000, as amended or supplemented from time to time, from Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority to such Trustee. A copy of such Trust Agreement may be inspected at the corporate trust office of the Trustee at American International Plaza, 9th  Floor, 250 Munoz Rivera Avenue, San Juan, Puerto Rico 00918.

LOAN AGREEMENT

LOAN AGREEMENT, dated October 26, 2000, by and among PUERTO RICO INDUSTRIAL, TOURIST, EDUCATIONAL, MEDICAL AND ENVIRONMENTAL CONTROL FACILITIES FINANCING AUTHORITY, a public corporation and governmental instrumentality of the Commonwealth of Puerto Rico and PALMAS COUNTRY CLUB, INC. , a corporation organized and existing under the laws of the State of Delaware.

WITNESSETH:

In consideration of the respective representations and agreements herein contained, the parties hereto agree as follows:

ARTICLE I
Definitions and Rules of Construction

Section 1.01.                                 Definitions. Unless otherwise defined herein, all terms used herein shall have the meanings assigned to such terms in Section 101 of the Trust Agreement, dated October 26, 2000, between the Authority and PaineWebber Trust Company of Puerto Rico, as Trustee, as amended or supplemented from time to time:

"Act" means Act No. 121 of the Legislature of Puerto Rico, approved June 27, 1977, as amended, and all future acts supplemental thereto or amendatory thereof.

"Act of Bankruptcy" means the filing of a petition commencing a case under the United States Bankruptcy Code by or against the Borrower or the Authority.

"Administrative Fee" means the one time fee to the Authority in the amount of one percent (1%) of the principal amount of the Bonds.

"Affiliate" means a corporation, partnership, joint venture, association, business trust or similar entity organized under the laws of the Commonwealth, the United States of America or any state or territory thereof which: (i) is directly or indirectly controlled by the Borrower or by any person which directly or indirectly controls the Borrower; or (ii) controls, directly or indirectly, the Borrower. For purposes of this definition, "control" means the power to direct the management and policies of a person through the ownership of not less than a majority of its voting securities or the right to designate or elect not less than a majority of the members of its board of directors or other governing board or body by contract or otherwise,

"Agreement" or "this Agreement" means this Loan Agreement, including any amendments or supplements hereto as permitted by the Trust Agreement.

"Authority" means Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority, a body corporate and politic constituting a public corporation and governmental instrumentality of the Commonwealth and any successor thereto.

"Authority Representative" means each of the persons at the time designated to act on behalf of the Authority in a written certificate furnished to the Borrower and the Trustee containing the specimen signature of such person and signed by an authorized officer of the Authority.

"Board" means the board of directors of the Authority as constituted from time to time and defined by the Act, or if said board shall be abolished, then the board, body or officer succeeding to the principal functions thereof or to whom the powers of the Authority shall be given by law.

"Bond Fund" means the fund created and so designated by Section 501 of the Trust Agreement.

"Bonds" means the bonds issued under Section 208 of the Trust Agreement.

"Borrower" means Palmas Country Club, Inc., a corporation organized and existing under the laws of the State of Delaware.

"Borrower Representative" means each of the persons at the time designated to act on behalf of the Borrower in a written certificate furnished to the Authority and the Trustee containing the specimen signature of such person and signed by an authorized officer of the Borrower.

"Business Day" means any day of the year other than a Saturday, Sunday or other day in which commercial banks in the Commonwealth are closed for business to the general public.

"Certificate of Non-Bankruptcy" means, with respect to any day on which any payment is due and payable on the Bonds, a certificate required to be delivered to the Trustee, in the form of Exhibit A hereto, to the effect that as of the date of such certificate, no Act of Bankruptcy has occurred.

"Closing" means the date on which this Agreement becomes legally effective, the same being the date on which the Bonds are initially issued and delivered against payment therefor.

"Code" means the United States Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

"Commonwealth" means the Commonwealth of Puerto Rico.

"Construction Fund" means the fund created and so designated pursuant to Section 401 of the Trust Agreement.

"Cost", as applied to the Project, without intending thereby to limit or restrict any proper definition of such word under the Act, has the meaning set forth in Section 403 of the Trust Agreement.

"Eligible Moneys" means: (i) all amounts drawn by the Trustee under the Letter of Credit, or otherwise received from the Letter of Credit Issuer, and deposited to the credit of the Bond Fund or the Debt Service Reserve Fund; (ii) all amounts in respect of accrued interest, if any, deposited to the credit of the Bond Fund from the proceeds of the initial sale of the Bonds; (iii) all amounts deposited to the credit of the Bond Fund from the proceeds of the initial sale of the Bonds and used by the Trustee to pay interest due on the Bonds for the first three interest payment dates; (iv) all other amounts on deposit in the Construction Fund, or the Debt Service Reserve Fund prior to the termination of the Letter of Credit: (a) to the extent such amounts constitute: (A) proceeds received from the initial sale of the Bonds deposited with the Trustee contemporaneously with the issuance and sale of the Bonds (B) investment income generated by the funds described in (i) through (iii) above or this clause (iv) deposited in the Debt Service Reserve Fund and the Construction Fund or which have been on deposit with the Trustee in separate and segregated accounts or sub-accounts in which no other moneys are held for a period of ninety-four (94) consecutive days prior to the day on which such moneys are to be used to pay interest on or principal "of the Bonds, without the occurrence of an intervening Act of Bankruptcy; or (b) as to which the. Trustee has received an Opinion of Counsel experienced in bankruptcy matters to the effect that payment to the Bondholders of such moneys would not constitute a transfer that may be voided under any provision of the United States Bankruptcy Code in the event of an Act of Bankruptcy; and (v) after the expiration of the Letter of Credit, the Bonds still being outstanding, all amounts on deposit in any fund , under this Agreement from whatever source.

"Eminent Domain" or "Taking" means the taking pursuant to eminent domain or condemnation proceedings, or by any settlement or compromise of such proceedings, or any voluntary conveyance of the Project or any part thereof during the pendency of, or as a result of a threat of, such proceedings.

"Event of Default" means, with respect to this Agreement, each of the events set forth in Section 7.01.

"Event of Taxability" means: (i) the failure by the Borrower to comply with the covenants provided in Section 5.10(a) or 5.10(b); or (ii) the failure by the Borrower to comply with the representations made in Section 2.02(g). An Event of Taxability shall be deemed to have occurred if any of the certificates or reports required to be furnished under Section 5.10(c) indicate that the Borrower has failed to comply with any of the covenants of Section 5.1,0(a) or 5.10(b) or the representations made in Section 2.02(g) and that, as a result of such failure, interest paid or accrued on the Bonds to a Qualifying Bondholder is includable in gross income under the Code, as in effect on the Closing and subject to the payment of income taxes under the Code a credit for the payment of which is not otherwise available' under the Code as in effect on the date of such certificates or reports.

"Environmental Claim means any claim, demand, notice of violation, suit, applicable and binding administrative, or judicial proceeding, regulatory action, or order involving any Hazardous Substance, Environmental Law, noise or odor pollution or any injury or threat of injury to human health or the environment,

"Environmental Law" means any applicable federal, state, Commonwealth, local law, regulation, applicable and binding order, decree, opinion or agency requirement relating to: (i) the handling, use, disposal or release of any Hazardous Substance; or (ii) the protection of the environment or human health.

"Federal Taxes" means any income taxes imposed under the Code.

"Hazardous Substance" means -any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; or (ii) any petroleum product or by-product, asbestos containing material, polychlorinated byphenyls, radioactive materials or radon.

"Independent Accountants" means Arthur Andersen, LLP, or any other firm of certified public accountants experienced in federal tax matters that is selected by the Borrower and approved by the Authority and the Initial Letter of Credit Issuer and that is independent with respect to the Borrower within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

"Industrial Facilities" shall have the meaning given to such term by the Act,

"Initial Letter of Credit" means the irrevocable, transferable letter of credit, issued by the Initial Letter of Credit Issuer in favor of the Trustee in an aggregate amount equal to the unpaid principal of the outstanding Bonds plus one hundred ninety-five (195) days' interest thereon.

"Initial Letter of Credit Issuer" means Puerto Rico Tourism Development Fund, a body corporate constituting a governmental instrumentality of the Commonwealth created pursuant to Resolution Number 6275 of the Board of Directors. of Government Development Bank for Puerto Rico.

"Initial Reimbursement Agreement" means the Letter of Credit and Reimbursement Agreement, dated as of the Date of Issuance, by and between the Borrower and the Initial Letter of Credit Issuer providing for, among other things, the issuance of the Initial Letter of Credit.

"Interest Payment Date" means the 20th day of each calendar month, commencing November 20, 2000.

"Letter of Credit" means the Initial Letter of Credit or any Successor Letter of Credit, as the case may be.

"Letter of Credit Issuer" means the Initial Letter of Credit Issuer during the term of the Initial Letter of Credit and thereafter shall mean the issuer of any Successor Letter of Credit,

"Loan" means the loan of the proceeds of the Bonds made by the Authority to the Borrower pursuant to Section 4.01.

"Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or a government or any agency or political subdivision thereof.

"Phase I Environmental Report" means that certain Environmental Report dated October ____,  2000 prepared in connection with the Project.

"Plans and Specifications" means, collectively, the plans and specifications prepared by the Borrower for the Project.

"Project" means the construction and equipping of an 18 hole championship golf course in Palmas del Mar known as the Flamboyan Course, a 22,200 square foot golf clubhouse, a 5,600 square foot beach club house and other related facilities, and the refurbishment of an 18 hole golf course in Palmas del Mar known as the Palm Course, more fully described in Exhibit B hereto.

"Qualifying Bondholder" means an owner of Bonds that is: (i) an individual who, during the entire taxable year in which an Event of Taxability occurred, was a bona fide resident of the Commonwealth; or (ii) a Commonwealth corporation or other foreign corporation (for purposes of the Code) that is not engaged in any trade or business in the United States.

"Reimbursement Agreement" means the Initial Reimbursement Agreement or the Successor Reimbursement Agreement at the time in effect, as the case may be.

"Successor Letter of Credit" means an irrevocable, transferable letter of credit, in form acceptable to the Trustee, in an amount sufficient (taking into account any adjustment mechanism contained therein) to cover the full principal amount of the outstanding Bonds on the effective date of such letter of credit and from time to time at any time thereafter plus not less than one hundred ninety five (195) days' interest thereon.

"Successor Reimbursement Agreement" means an agreement between the Borrower and the Successor Letter of Credit Issuer, providing for, among other things, the issuance of the Successor Letter of Credit.

"Trust Agreement". means the Deed of Trust Agreement, dated the Date of Issuance, by and between the Authority and the Trustee, as the same may be amended or supplemented in accordance with the terms thereof.

"Trustee" means the Trustee at the time serving as such under the Trust Agreement, whether the original or successor trustee.

Section 1.02.                                  Rules of Construction. (a) Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders.

(b) Unless the context shall otherwise indicate, the words "Bond," "Bondholder," "owner," "Holder" and "Person" shall include the plural as well as the singular number, and "Holder" and "Bondholder" when used herein with respect to the Bonds shall mean the holder or registered owner, as the case may be, of the Bonds at the time issued and outstanding.

(c)           Words importing the redemption or calling for redemption of the Bonds shall not be deemed to refer to or connote the payment of the Bonds at their stated maturity.

 (d) The captions or headings in this Agreement are for convenience of reference only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

(e) All references herein to particular articles, sections or exhibits are references to articles, sections or exhibits of this Agreement unless some other reference is established.

(f) Except as provided in Section 8.03, any inconsistency between the provisions of this Agreement and the provisions of the Trust Agreement shall be resolved in favor of the provisions of the Trust Agreement.

ARTICLE II
Representations

Section 2.01.                                 Representations by the Authority. The Authority represents that:

(a) The Authority was duly created and is validly existing under the laws of the Commonwealth as a body corporate and politic constituting a public corporation and governmental instrumentality of the Commonwealth.

(b) Under the provisions of the Act, the Authority is duly authorized to enter into and to execute and deliver this Agreement, the Security Agreements to which it is a party and the Trust Agreement, to undertake the transactions contemplated by this Agreement, the Security Agreements to which it is a party and the Trust Agreement, and to carry out its obligations hereunder and thereunder.

(c) By duly adopted resolution, the Authority has duly authorized the execution and delivery of this Agreement, the Trust Agreement and the Security Agreements to which it is a party and the issuance, sale, execution and delivery of the Bonds.

 (d) Under existing law all payments received by the Authority pursuant to this Agreement are exempt from Commonwealth income taxation, duties, assessments and governmental charges.

Section 2.02.                                 Representations, Warranties and Covenants of the Borrower. The Borrower represents, warrants and covenants that:

(a)            It is a constituted and validly existing corporation under the laws of the State of Delaware and duly authorized to do business in the Commonwealth,

(b)            It has the power and authority to enter into and perform its obligations under this Agreement and the Security Agreements to which it is a party.

(c)            It has the necessary power and authority to develop, construct and operate the Project, and to conduct its operations as presently conducted or proposed to be conducted.

(d)            It has duly authorized the execution, delivery and performance of this Agreement and the Security Agreements to which it is a party.

(e) The execution and delivery by it of this Agreement and the Security Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby and the fulfillment of or compliance with the terms and conditions hereof and thereof do not and will not conflict with the provisions of its organizational documents, and do not and will not conflict with, or constitute on its part a breach of or default under any indenture, deed of trust, mortgage, agreement or other instrument to which it is a party or by which it or any of its property is bound or conflict with, violate or result in a breach of any existing law, public administrative rule or regulation, judgment, court order or consent decree to which it or any of its property is now a party or is bound, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of its property or assets under the terms of any instrument or agreement other than this Agreement, the Trust Agreement or the Security Agreements to

(f)            It will cause the Project to be operated as Industrial Facilities within the meaning of the Act.

(g)            (i) During each of its taxable years while interest on the Bonds is paid or payable, it will be engaged in trade or business only in Puerto Rico; (ii) for the three-year period ending with the close of its taxable year immediately preceding the payment of interest on the Bonds (or for such part of such period as may be applicable), at least 80% of its gross income will be derived from sources outside the United States and attributable to the active conduct of a trade or business in Puerto Rico, such determination to be made under Section 861(c)(1)(B) of the Code, as in effect on the Closing; and (iii) interest on the Bonds will not be treated as paid by' a trade or business conducted by it outside the Commonwealth, such determination to be made under Section 884(f)(l)(A) of the Code, as in effect on the Closing.

(h)            All consents, approvals, licenses and permits of any governmental authority having jurisdiction, or of any other person, required for the development, construction and operation of the Project are, and shall remain, in full force and effect, except for such licenses and permits which are not required to be in effect prior to the commencement of the operations at the Project, all of which the Borrower shall promptly and diligently pursue at the time required.

(i)            Except as may be set forth in the Phase I Environmental Report, to the best of its knowledge, the Project, or the real estate subject to the Mortgage, is not in violation of any applicable Environmental Law. It has not received any Environmental Claims or is aware of any threatened Environmental Claims in connection with the Project or such real estate.

ARTICLE III
Construction of the Project

Section 3.01.                        Construction of Project, The Borrower has caused or will cause the Project to be constructed and equipped substantially in accordance with the Plans and Specifications.

Section 3.02.                        Disbursements from Construction Fund, The Authority and the Borrower hereby agree that the moneys in the Construction Fund shall be applied to the payment of the Cost of the Project and otherwise as provided in accordance with Article IV of the Trust Agreement and substantially to the extent of the estimates of the Cost of the Project set forth in the application filed with the Authority or otherwise approved by the Authority, and such moneys shall be invested and reinvested in accordance with Article VI of the Trust Agreement.

Section 3.03.                         Establishment of Completion Date. The Completion Date for the construction of the Project shall be evidenced to the Trustee by a certificate delivered to the Trustee and signed by the Borrower Representative setting forth the Cost of the Project and stating that, except for amounts not then due and payable or the liability for the payment of which is being contested or disputed by the Borrower, the construction of the Project has been completed in accordance with the description thereof and the Plans and Specifications therefor and the Cost of the Project has been paid. Such certificate shall state that it is given without prejudice to any rights against third parties which exist at the date .of such certificate or which may subsequently come into being.

Section 3.04.                        Revision of Plans and Specifications. The Borrower may cause. the Plans and Specifications and the scope of the Project to be revised from time to time; provided, however, no such revision shall be inconsistent with the representation made in subsection (f) of Section 2.02, and in the case of any change that would render materially inaccurate the description of the Project in Exhibit B, there shall be delivered to the Trustee, the Letter of Credit Issuer and the Authority: (i) a revised description of the Project as altered by the change in the Plans and Specifications, the accuracy of which shall have been certified by the Borrower Representative; and (ii) the approvals and consents, if any, required by the Act, the Trust Agreement and the Reimbursement Agreement.

Section 3.05.                                 Borrower Required to Pay Cost of Project. If the moneys in the Construction Fund available for the payment of the Cost of the Project should not be sufficient to pay or cause to be paid the Cost of the Project, the Borrower agrees to cause the Project to be completed and to pay that portion of the Cost of the Project as may be in excess of the moneys available therefor in the Construction Fund. The Authority does not make any warranty, either express or implied, that the moneys which will be paid into the Construction Fund, together with any other available moneys of the Borrower, will be sufficient to pay the Cost of the Project. The Borrower agrees that if, after exhaustion of the moneys in the Construction Fund, the Borrower should pay or cause to be paid any portion of the Cost of the Project, the Borrower shall not be entitled to any reimbursement therefor from the Authority or from the Trustee, and that they shall not be entitled to any abatement, diminution or postponement of the payments to be made pursuant to Article IV of this Agreement.

Section 3.06.                                 Certificate of Independent Accountants; Same Fiscal Year. The Borrower shall furnish to the Authority and the Trustee, within one hundred twenty (120) days after the end of the Borrower's fiscal year during which the Completion Date occurs, a written statement prepared by a firm of Independent Accountants, based upon a review of the Borrower's financial recorcis verifying the Cost of the Project and that all Bond proceeds were used by the Borrower to pay the Cost of the Project. The Borrower agrees to maintain the same fiscal year for accounting and tax purposes until the Payment of the Bonds.

ARTICLE IV
Loan by the Authority to the Borrower;
Repayment; Maintenance of Project; Indemnity

Section 4.01.                                 Issuance of the Bonds to Fund the Loan; Making of the Loan; Repayment. Simultaneously with the execution and delivery of this Agreement, the Authority shall issue and deliver the Bonds to the Underwriters to provide the Authority with funds to be loaned to the Borrower pursuant to this Agreement. The Bonds shall be issued in accordance with the Trust Agreement. The approval of the terms of the Bonds and the Trust Agreement by the Borrower shall be conclusively established by their execution of this Agreement. Upon the terms and conditions of this Agreement, the Authority shall loan to the Borrower the proceeds of the Bonds. The Loan shall be deemed to have been made when the proceeds of the sale of the Bonds are delivered to the Trustee. The proceeds for the Loan shall be used by the Borrower, together with other available funds to: (i) pay a portion of the Cost of the Project; (ii) repay certain indebtedness previously incurred in connection with the Project; (iii) make a deposit to a debt service reserve fund for the Bonds; (iv) make a"deposit to a working capital reserve fund required by the Initial Letter of Credit Issuer; and (v) the payment of other costs, expenses and fees incurred in connection with the issuance of the Bonds. The principal amount of the Loan shall be equal to the aggregate principal amount of the Bonds.

The Borrower agrees to repay the Loan in accordance with the provisions of this Agreement. The Borrower acknowledges that the proceeds of the Loan will be delivered to the Trustee and applied on behalf of the Borrower in accordance with this Agreement and the Trust Agreement.

With respect to each date on which the principal amount of, redemption premium, if any, or the interest on the Bonds is payable (whether at maturity, upon acceleration, redemption or otherwise), the Borrower will pay such additional amounts which, together with all other moneys available therefor in the Bond Fund will be sufficient to pay:

(a)           all interest which will become due and payable on the Bonds on such date;

(b)           the principal amount of the Bonds and redemption premium, if any, which will become due and payable on such date; and

(c)           amounts, if any, required to effect redemption or purchase of the Bonds on the dates specified pursuant to Section 301 of the Trust Agreement.

The Borrower will pay the amounts it is required to pay under clauses (a), (b) and (c) above directly to the Trustee in immediately available funds for deposit in the Bond Fund. The Borrower shall deposit or cause to be deposited such amounts with the Trustee no later than 10:00 a.m. (Atlantic Standard time) on the 94th day immediately preceding the date on which the corresponding amounts are due on the Bonds, except as provided in Sections 8.01 and 8.02.

All payments required to be made by the Borrower under the terms of this Loan Agreement shall be made in lawful money of the United States of America.

In addition, the Borrower agrees to deposit with the Trustee for the credit of the Debt Service Reserve Fund amounts sufficient to cover the required Debt Service Reserve Fund Requirement or to eliminate any. Debt Service Reserve Deposit Deficiency within one (1) Business Day from the date that such deficiency arises, except that if such deficiency arises solely as a result of a decline in the market value of the investments held to the credit of the accounts in the Debt Service Reserve Fund, such deposit by the Borrower shall be made within three (3) Business Days after receipt of notice of such deficiency from the Trustee.

To secure its obligation to make the payments required under this Section 4.01, the Borrower agrees to cause the Initial Letter of Credit to be issued and delivered by the Initial Letter of Credit Issuer to the Trustee on or prior to the Date of Issuance. The Initial Letter of Credit shall be in the amount provided in the definition thereof in Section 1.01 and shall in no event cover any premium on the Bonds. For purposes of this Section 4.01 all drawings by the Trustee under the Letter of Credit to the extent made and applied to the payment of the principal amount of and interest on the Bonds, will be deemed to satisfy the corresponding obligation of the Borrower under this Section 4.01.

To additionally secure the obligation of the Borrower to make payments required under this Section 4.01, the Borrower shall execute and deliver the Security Agreements on or prior to the date of delivery and payment for the Bonds.

Except as provided in Section 906 of the Trust Agreement, the Trustee shall not use any of the amounts deposited in the Bond Fund or the Debt Service Reserve Fund pursuant to this Section for any purpose other than the payment of the principal amount of and redemption premium, if any, and interest on the Bonds payable on the date with respect to which such amounts were deposited, or to reimburse the Initial Letter of Credit Issuer for any drawings under the Letter of Credit.

Section 4.02.                                 No Set-Off. The obligation of the Borrower to make the payments required by Section 4.01 and all other payments required under this Agreement and to perform and observe the other agreements contained in this Agreement shall be absolute and unconditional. The Borrower shall pay without abatement, diminution or deduction (whether for taxes or otherwise) all such amounts regardless of any cause or circumstance whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim which the Borrower may have or assert against the Authority, the Trustee, the Letter of Credit Issuer,, any holder of a Bond or any other person.

Section 4.03.                                 Covenant to Maintain the Project. The Borrower will cause the Project to be operated at all times as an Industrial Facility, and will, at all times, at its sole cost and expense, maintain, preserve and keep the Project in good repair, working order and condition and cause to be made, from time to time, all needed and proper repairs, replacements and renewals; provided, however, that the Borrower will have no obligation to cause to be maintained, preserved, repaired, replaced or renewed any element or unit of the Project, the maintenance, repair, replacement or renewal of which becomes uneconomic to the Borrower because of damage or destruction or obsolescence or change in economic or business conditions, or change in government standards or regulations. The Borrower covenants that it will not permit, commit or suffer any waste of the whole or any major part of the Project and shall not use or permit the use of the Project, or any part thereof, for any unlawful purpose or permit any nuisance to exist thereon.

The Borrower covenants that it will promptly notify the Trustee and the Authority if the Project ceases to be operated as an Industrial Facility within the meaning of the Act as in effect on the date hereof.

Section 4.04.                                 Expenses. The Borrower shall pay, when due and payable, certain costs and expenses (without duplication), exclusive of costs and expenses payable from the proceeds of the Bonds, as follows:

(a)          the fees and other costs payable to the Trustee, including the reasonable compensation and the reasonable expenses and disbursements of Trustee's counsel and the reasonable costs and expenses of indemnifying the Trustee for, and holding the Trustee harmless against, any loss, liability or expense (including the reasonable costs and Trustee expenses of defending against any claim of liability) incurred without negligence or willful misconduct by the Trustee and. arising out of or in connection with its acting as Trustee under the Trust Agreement;

(b)            all costs incurred by the Authority or the Trustee in connection with the purchase or redemption of Bonds to the extent money is not otherwise available therefor;

(c)             the fees and other costs incurred for services of such attorneys, management consultants and accountants as are employed by the Authority or the Trustee to make examinations, provide services, render opinions or prepare reports required under this Agreement or the Trust Agreement;

(d)            easonable fees and other costs that the Borrower is obligated to pay, not otherwise paid under this Agreement or the Trust Agreement, incurred by the Authority in connection with its administration and enforcement of., and compliance with, this Agreement or the Trust Agreement, including, but not limited to, the Administrative Fee; and

(e)            reasonable fees and other costs incurred at the request or with the consent of the Borrower in connection with the issuance of the Bonds to the extent such. fees, and other costs are not paid from the proceeds of the Bonds; provided, however, that in no event shall the total amount of such fees and other costs paid from the proceeds of the Bonds exceed two percent (2%) of the proceeds of the Bonds, less amounts paid to the Underwriters and underwriters' discount, but excluding the Administrative Fee, fees and. expenses payable to the Initial Letter of Credit Issuer on the Date of Issuance and the internal revenue stamps and recordation fees payable in connection with the Security Agreements and the title insurance premium.

Section 4.05.                                 Indemnification.

(a)            The Borrower shall at all times indemnify and hold harmless the Authority and the Trustee against any and all losses, costs, damages, expenses and liabilities (individually, a "Loss" and collectively, the "Losses") of whatsoever nature (including but, not limited to reasonable attorneys' fees, litigation and court costs, amounts paid in settlement, and amounts paid to discharge judgments) directly or indirectly resulting from, arising out of, or related to one or more Claims, as hereinafter defined. The word "Claims" as used herein shall mean all claims, lawsuits, causes of action and otherr legal actions and proceedings of whatsoever nature, including those related to bodily or personal injury or death of any person or damage to any property (including but not limited to persons employed by the Authority, the Borrower or any other person) brought against the Authority or to which the Authority is a party, that directly or indirectly result from, arise out of, or relate to: (i) the design, construction, transfer, sale, operation, use, occupancy, maintenance or ownership of the Project or any part thereof; (ii) the execution, delivery or performance of this Agreement, the Trust Agreement, the Security Agreements, or any related instruments or documents; or (iii) any untrue statement or alleged untrue statement of a material fact contained in the Official Statement relating to the Bonds, or any amendment or supplement thereto, or any Preliminary Official Statement relating to the Bonds, or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Borrower will not be liable in any such case to the extent that any such Loss or Claim arises out of or is based upon. an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Borrower by the Authority specifically for use therein (it being understood that the information in said Official Statement under the captions "The Authority and Governing Board" and "Government Development Bank for Puerto Rico" is the only information that has been so furnished to the Borrower by the Authority specifically for use therein).

(b)            The Borrower hereby agrees to indemnify and hold harmless the Authority and the Trustee from and against all reasonable losses, costs, damages, Environmental Claims, expenses (including reasonable attorneys' and consultants' fees), liabilities, fines, enforcement actions, remedial costs, and third party cost recovery actions that the Authority and the Trustee may sustain by reason of the Trustee or the Authority becoming liable as an operator (and/or as an owner if, in its function as a lender, the Trustee or the Authority is deemed to be an owner) under any applicable Environmental Law or related to the presence in, under or at the Project of any Hazardous Substance or related to the Borrower's failure to comply with any applicable Environmental Law.

(c)            The obligations of the Borrower under this Section 4.05 shall apply to all Losses or Claims, or both, that result from, arise out of, or are related to any event, occurrence, condition or relationship existing prior to termination of this Agreement, whether such Losses or Claims, or both, are asserted prior to termination of this Agreement or thereafter. The Authority or the Trustee, as applicable, shall reimburse the Borrower for payments made by the Borrower pursuant to this Section 4.05 to the extent of any proceeds, net of all expenses of collection, actually received by the Authority or the Trustee from any insurance covering such Claims with respect to the Losses sustained. The Authority and the Trustee shall assign their rights to such proceeds, to the extent of such required reimbursement, to the Borrower. In case any action shall be brought against the Authority or the Trustee in respect of which indemnity may be sought against the Borrower, the Authority or the Trustee, as applicable, shall promptly notify the Borrower in writing and the Borrower shall have the right to assume the investigation and defense thereof including the employment of counsel and the payment of all expenses. The Authority and the Trustee shall have the right to employ separate counsel in any such action and participate in the investigation and defense thereof, but the fees and expenses of such counsel shall be paid by the Authority and the Trustee unless the employment of such counsel has been authorized by the Borrower. The Borrower shall not be liable for any settlement of any such action without its written consent but, if any such action is settled with the written consent of the Borrower or if there be a final unappealable judgment for the plaintiff in any such action, the Borrower agrees to indemnify and hold harmless the Authority and the Trustee from and against any such Losses or Claims by reason of such settlement or judgment. Nothing herein shall be construed as requiring the Authority or the Trustee to acquire or maintain insurance of any form or nature with respect to the Project or any portion thereof or with respect to any phrase, term, provision, condition or obligation of this Agreement or any other matter in connection herewith so long as this Agreement is in effect.

(d)            The provisions of this Section 4.05 shall survive the expiration or termination of this Agreement.

Section 4.06.                                 Past Due Payments. In the event the Borrower shall fail to pay any amounts required to be paid under Section 4.01 or any other amounts payable under this Agreement, any such amounts shall continue to bear interest until their payment from the maturity date, redemption date or interest payment date to which such defaulted amounts relate at the then current rate of interest on such Bonds. .

Section 4.07.                                 Payment of Costs upon Default. The Borrower shall pay, and shall indemnify the Authority and the Trustee against, all costs and charges, including reasonable attorney fees, lawfully and reasonably incurred in enforcing any covenant or agreement of the Borrower contained in this Agreement. The Borrower shall reimburse the Authority and the Trustee for any funds advanced by the Authority or the Trustee for the performance of any of its duties hereunder or under the Trust Agreement, or in the exercise of any of its rights or powers and shall pay interest on any funds so advanced at a rate equal to the Prime Rate announced from time to time by Citibank N.A., plus 2%.

ARTICLE V
Further Agreements

Section 5.01.                                 Covenant to Maintain Existence. The Borrower covenants that so long as any Bonds are outstanding it will maintain its existence, will not dispose of all or substantially all its assets, and. will not acquire, consolidate with or merge into another person; provided, however, that the Borrower may acquire, consolidate with or merge into another Person, or transfer to another person all or substantially all its assets and,thereafter dissolve, if: (i) the Initial Letter of Credit Issuer gives its prior consent in writing to the extent such consent is required under the Reimbursement Agreement; (ii) the successor or transferee is solvent and irrevocably and unconditionally assumes in writing all the obligations of said Borrower herein; (iii) such consolidation, merger or transfer shall not cause an Event of Taxability; and (iv) immediately after such consolidation, merger or transfer neither said Borrower nor such successor or transferee shall be in default in the performance or observance of any duties, obligations or covenants under this Agreement.

Section 5.02.                                 No Warranty by Authority. The Authority makes no warranty, either express or implied, as to the condition of the Project or its suitability for the Borrower's purposes or needs or that the proceeds of the Bonds will be sufficient for the purposes set forth above.

Section 5.03.                                 Maintenance and Examination of Books and Records of Borrower; Right of Inspection. The Borrower covenants that it will keep accurate records, books and accounts of all items of cost and of all expenditures relating to the Project, whether or not financed under the provisions of this Agreement. The Authority and the Trustee through their respective officers, employees, consultants and other duly authorized representatives, shall have the right, upon reasonable prior written notice during normal business hours and without unduly interfering with Borrower's normal operation to: (i) enter upon and examine and inspect the Project, to determine whether the Project continues to constitute Industrial Facilities; (ii) examine the Plans and Specifications and the other books and records of the Borrower, including any accountants' work papers, with respect to the Project in connection with the transactions contemplated by this Agreement and the Trust Agreement; and (iii) to make copies of those portions of such books and records as the Authority and the Trustee or such agents shall reasonably request.

Section 5.04.                        Officers of Authority Not Liable. All covenants, stipulations, promises, agreements and obligations of the Authority contained herein shall be deemed to be covenants, stipulations, promises, agreements and obligations of the Authority and not of any member of the Board of the Authority or any officer, agent, servant or employee of the Authority in his or her individual capacity, and no recourse shall be had for the payment of the principal amount of or redemption premium or interest on the Bonds or for any claim based thereon or hereunder against any member of the Board of the Authority or any officer, agent, servant or employee of the Authority or any natural person executing the Bonds. Neither any member of the Board of the Authority nor any person executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance of the Bonds.

Section 5.05.                        Compliance with Applicable Law. The Borrower covenants that the Plans and Specifications shall comply with all provisions of applicable laws, ordinances, orders, rules, regulations and requirements of all federal, Commonwealth and municipal governments, and appropriate departments, commissions, boards and officers thereof, whether now or hereafter in force.

Section 5.06.                        Authority's Performance of the Borrower's Obligations. In the event the Borrower at any time shall neglect, refuse or fail to perform any its obligations under this Agreement, the Authority or the Trustee, at their respective options and following at least thirty (30) days' written notice to the Borrower (except where a shorter period of notice is necessary to avoid a default in the Bonds or to,avoid endangering the interest of the Authority or the Trustee in the Project, or any part thereof, or to prevent any loss or forfeiture thereof), may perform or cause to be performed such obligations, and all reasonable expenditures incurred by the Authority or the Trustee thereby shall be promptly paid or reimbursed by the Borrower to the Authority or the Trustee, as the case may be.

Section 5.07.                        Indemnification with Respect to Government' Obligations. If the Borrower shall elect to cause Government Obligations to be deposited with the Trustee pursuant to Section 1301 of the Trust Agreement, the Borrower shall pay and shall indemnify and hold harmless the Trustee, the Authority and each holder of the Bonds against any tax, fee or other charge imposed upon or assessed against such Government Obligations or the principal thereof, or premium, if any, and interest received thereon.

Section 5.08.                        Annual Reports. Within one hundred twenty (120) days following the completion of its fiscal year, the Borrower shall furnish a copy of its year-end audited financial statements to the Trustee and the Authority, together with a certificate signed by the chief financial officer (or other executive officer performing similar functions) of the Borrower certifying that no default has occurred under this Agreement, and that to the best of his knowledge no fact or circumstance exists which, with the lapse of time or the giving of notice or both, would result in an Event of Default hereunder,

Section 5.09.                        Covenant by the Borrower as to Compliance with Trust Agreement. The Borrower approves all the terms of the Trust Agreement and consents to the assignment made by the Authority to the Trustee therein, and covenants and agrees that it will comply with the provisions of the Trust Agreement with respect to the Borrower and recognizes that the Trustee shall have the power and authority provided in the Trust Agreement. The Borrower further agrees to cooperate with the Authority, the Trustee and the Initial Letter of Credit Issuer in providing any information or documentation that is necessary or convenient for the rendering of any legal opinion that may be required under the Trust Agreement.

Section 5.10.                        Covenant as to Source of Income.

(a)           The Borrower covenants that: (i) during each taxable year of the Borrower while interest on the Bonds is paid or payable it will be engaged in trade or business only in the Commonwealth; (ii) for the three-year period ending with the close of its taxable year immediately preceding the payment of interest on the Bonds (or for such part of such period as may be applicable), at least 80% of its gross income will be derived from sources outside the United States as determined by Subchapter N of the Code, and attributable to the active conduct of a trade or business within the Commonwealth, such determination to be made under Section 861(c)(1)(B) of the Code as in effect on the Closing; and (iii) interest on the Bonds will be treated as paid by a trade or business conducted by said Borrower within the Commonwealth, such determination to be made under Section 884(f)(1)(A) of the Code and the regulations thereunder as in effect on the Closing,

(b)            The Borrower covenants that it will conduct its business so that at all times all interest paid or payable on the Bonds will constitute income from sources within the Commonwealth under the general sourcing rules of the Code as in effect on the Closing.

(c)            The Borrower covenants that for each taxable year, up to and including the taxable year when all interest on and principal of the Bonds are paid in full, not later than the one hundred twentieth (120th) day following the close of each such taxable year, beginning with the first taxable year ending after the Closing, it will: (1) deliver to the Trustee, the Letter of Credit Issuer, the Independent Accountants and the Authority, a certificate (the "Borrower's Certificate") addressed to the Trustee, the Letter of Credit Issuer, the Independent Accountants and the Authority: (i) stating for -such taxable year, the percentage of the Borrower's gross income that was derived from sources outside the Commonwealth under the general sourcing rules of the Code as in effect on the Closing; (ii) stating the percentage of its gross income that was, or was treated as, effectively connected with, or attributable to, the active conduct of: (A) its trade or business in the Commonwealth; and (B) any trade or business outside the Commonwealth, in each case under the general sourcing rules of the Code as in effect on the Closing; and (iii) making an assertion as to whether or not the Borrower has complied with each of the covenants of Section 5.10(a) and 5.10(b) and the representations of Section 2.02(g) and, accordingly, whether or not an Event of Taxability has occurred; and (2) cause the Independent Accountants to deliver to the Trustee, the Letter of Credit Issuer and the Authority, an Independent Accountants' Report stating: (i) that they have examined (such examination being made in accordance with standards established by the American Institute of Certified Public Accountants) management's assertion included in the Borrower's Certificate as to said Borrower's compliance with the covenants of Section 5.10(a) and 5.10(b) and the representations of Section 2,02(g); and (ii) whether in their opinion said Borrower's assertion as to compliance with each of such covenants and representation is correct, If the Borrower's Certificate or the Independent Accountants' Report indicate that a Borrower has failed to comply with any of the covenants of Sections 5.10(a) and 5.10(b) or the representations made in Section 2.02(g), and that, as a result of such failure interest paid or accrued on the Bonds to a Qualifying Bondholder is includable in gross income under the Code as in effect on the Closing and subject to the payment of income taxes under the Code, a credit for the payment of which is not otherwise available under the Code as in effect on the date of the Borrower's Certificate or Independent Accountants' Report, an Event of Taxability shall be deemed to have occurred, The Trustee shall send a copy of such certificate or report together with a written notice to each Bondholder (and to any person who was a Bondholder during the preceding taxable year of the Borrower) stating that an Event of Taxability has occurred within five (5) Business Days of the receipt of such certificate or report.

Section 5.11.                                 No Purchase of Bonds by Borrower. Except as permitted by the Trust Agreement with respect to the purchase of Bonds for cancellation, the Borrower covenants that none of the Bonds will be purchased by the Borrower, any shareholder of the Borrower or its Affiliates.

Section 5.12.                                 No Interest of Authority in Project. The Authority shall not have any rights to or interest in the Project, which shall be the sole and exclusive property of the Borrower.

Section 5.13.                                 Consent to Jurisdiction. The Borrower consents to the jurisdiction of the courts of the Commonwealth for causes of action arising under or related to the terms of this Agreement, the Trust Agreement or any related documents. If necessary, the Borrower agrees to appoint and maintain an agent in the Commonwealth to receive service of process for this limited purpose.

Section 5.14.                                 Environmental Covenants. The Borrower shall: (i) use its commercially reasonable best efforts to ensure that the Project complies with all applicable Environmental Laws; (ii) notify the Trustee within ten (10) Business Days of receiving written notice of an Environmental Claim relating to the Project; and (iii) "provide copies of all relevant and available correspondence and documents within ten (10) Business Days of receiving such notice.

Section 5.15.                                 Rating on the Bonds. The Borrower agrees to request S&P to rate the Bonds continuously until the Payment of the Bonds, to pay the fees and expenses of S&P in connection with such rating, and deliver to S&P upon its request such documents and other information as S&P shall reasonably require in connection with its continuing monitoring of the rating of the Bonds.

Section 5.16.                                 Certificate of Non-Bankruptcy. The Borrower agrees to deliver to the Trustee a duly executed Certificate of Non-Bankruptcy not later than 10:00 a.m. (Atlantic Standard time) on the second Business Day prior to each day where a payment is due on the Bonds.

Section 5.17.                                 Further Assurances. The Borrower will execute, acknowledge where appropriate, and deliver, and use its best efforts to cause-others to execute, acknowledge where appropriate, and deliver, from time to time promptly at the request of the Trustee, all such instruments and documents as in the reasonable opinion of the Trustee are necessary or advisable to execute and file of record, or use its best efforts to cause others to execute and file of record, any financing statements, continuation statements or other documents, and take such other action as may be reasonably necessary or advisable to create, perfect, protect and preserve the liens of the Security Agreements.

Section 5.18.                                 Continuing Disclosure. The Borrower hereby covenants and agrees that it will comply with and carry out all of the provisions of the Continuing Disclosure Agreement executed and delivered by the Borrower on the date hereof (the "Continuing Disclosure Agreement"). Notwithstanding any other provision of this Agreement, failure by the Borrower to comply with the provisions of the Continuing Disclosure Agreement shall not be considered an Event of Default under Section 7.01.

ARTICLE VI
Assignments

Section 6.01.                                 Assignment by Borrower. Without the necessity of obtaining the consent of the Authority or the Trustee, the Project may be sold, leased or otherwise transferred or encumbered as a whole or in part and any proceeds thereof retained by the Borrower, or this Agreement may be assigned in whole or in part, subject, however, in either case: (i) to the consent of the Letter of Credit Issuer (which consent may be given or withheld in accordance with the terms of the Reimbursement Agreement); and (ii) to the following conditions:

(a)            prior to the proposed sale, lease or other transfer of the Project, as a whole or substantially as a whole, the Trustee, the Authority and the Letter of Credit Issuer are provided with proof satisfactory to them by the Borrower (which may. include an opinion from counsel knowledgeable in Federal and Commonwealth tax matters approved by the Trustee) that, as a result of such transfer or assignment or the terms thereof, interest payable on the Bonds will continue to constitute Puerto Rico source income under the Code as in effect on the date of issuance of the Bonds; and

(b)            the Borrower shall, within ten (10) days after such sale, lease, transfer or encumbrance of the Project, or such assignment of this Agreement, notify the Authority, the Trustee and the Letter of Credit Issuer thereof.

Any authorized assignment of this Agreement is subject to the following additional conditions:

(A) the assignee shall, in a certificate delivered to the Authority, the Trustee and the Letter of Credit Issuer, which certificate shall be in a form reasonably satisfactory to the Authority, the Trustee and the Letter of Credit Issuer, expressly assume, and agree to pay and to perform, all of the obligations of the Borrower under this Agreement which shall have been assigned to it; and

(B) the assignee shall deliver to the Authority, the Trustee and the Letter of Credit Issuer, a certificate executed by its chief financial officer (or other executive officer performing similar functions) stating that none of the obligations, covenants and performances under this Agreement and the Reimbursement Agreement assumed by it will conflict with or constitute on the part of such assignee a breach of, or default under, any indenture, mortgage, agreement or other instrument to which such assignee is a party or by which it is bound, or under any existing law, rule, regulation, judgment, order or decree to which such assignee is subject.

The provisions of subsections (A) and (B) of this Section 6.01 (c) shall not apply to any sale, lease, transfer or encumbrance of any portion of the Project, or assignment of this Agreement, in which all the parties consist of the Borrower and any Affiliate.

No sale, lease or other transfer or encumbrance of the Project or assignment of this Agreement shall: (i) relieve the Borrower of the obligation to make the payments required by Section 4.01 unless the Borrower obtains the prior written consent of the Authority and the Letter of Credit Issuer; (ii) relieve the Letter of Credit Issuer from its obligations under the Letter of Credit; (iii) affect in any way the validity or enforceability of the Letter of Credit; or (iv) affect in any way the validity or enforceability of any of the Security Agreements.

Section 6.02.                                 Assignment by Authority. By the provisions of the Trust Agreement, the Authority will assign its rights under and interest in this Agreement (except its rights to receive notices, reports and other statements given both to the Authority and the Trustee, its rights under Sections 4.04, 4.05, 4.07, 5.07, 7.02 and 7.04 to payment of certain costs and expenses and to indemnification, and its right to individual and corporate exemption from liability under Sections 5.04, 9.14 and 9.15 and the Security Agreements and will pledge and assign any payments, receipts and revenues receivable by it (except as aforesaid) under or pursuant to this Agreement and the Security Agreements and income earned by the investment of funds held under the Trust Agreement, to the Trustee as security for the payment of the principal of and premium, if any, and interest on the Bonds. Except as provided in this Section. 6.02, the Authority will not sell, assign, transfer, convey or otherwise dispose of its interest in this Agreement or the payments. receipts and revenues of the Authority derived hereunder.

ARTICLE VII
Events of Default and Remedies

Section 7.01.                                 Events of Default. The term "Events of Default" shall mean, whenever used with reference to this Agreement, any one or more of the following occurrences:

(a)            failure by the Borrower to pay the amounts required to be paid with respect to principal of or redemption premium, if any, or interest on the Bonds when the same shall become due and payable, at maturity, upon acceleration, redemption or otherwise; or

(b)            failure by the Borrower to pay when due any payment required to be made under this Agreement (other than payments under subsections (a) and (g) of this Section 7.01), which failure shall continue for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, is given to the Borrower by the Authority or the Trustee, unless the Authority or the Trustee shall agree in writing to an extension of such time prior to its expiration; or

(c)            failure by the Borrower to comply, in any material respect, with any of the covenants set forth in Section 5.01 of this Agreement; or

(d)            failure by the Borrower to duly perform, observe or comply with any covenant, condition or agreement on its part under this Agreement or under the Security Agreements (except the covenant to maintain insurance contained in the Pledge Agreement), other than a failure by the Borrower to make any payment as described in subsections (a), (b) or (g) of this Section 7.01 or a failure to comply, in any material respect, with any of the covenants set forth in Section 5.01 of this Agreement, and such failure shall continue for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Borrower  and the Letter of Credit Issuer by the Authority or the Trustee, unless the Authority and the Trustee shall agree in writing to an extension of such time prior to its expiration; provided, however, that if such performance, observation or compliance requires work to be done, action to be taken, or conditions to be remedied, as the case may be, within such thirty (30) day period, no Event of Default shall be deemed to have occurred or to exist if, and so long as, the Borrower shall commence such performance, observation or compliance within such period and shall diligently and continuously pursue the same to completion; or

(e)            the Borrower or the Letter of Credit Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee or sequestrator (or other similar official) of itself or of any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or the Borrower or its partners or the Letter of Credit Issuer shall take any action in furtherance of any of the foregoing (except in connection with a consolidation or a merger of the Borrower with or into another entity or transfer of all or substantially all the assets of the Borrower not prohibited by Sections 5.01 and 6.01); or

(f)            a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or the Letter of Credit Issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Borrower, or the Letter of Credit Issuer, respectively, of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and the continuance of such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

(g)           failure by the Borrower to replenish the Debt Service Reserve Fund within the periods set forth in the Trust Agreement or in Section 4.01 of this Agreement; or

 (h) (i) the Letter of Credit Issuer shall fail to honor a draft under the Letter of Credit complying with the terms thereof; (ii) the Trustee shall have received from the Letter of Credit Issuer a notice to the effect that an "event of default has occurred and is continuing under the Reimbursement Agreement or a notice that the interest portion of the Letter of Credit will not be reinstated after a draw on such Letter of Credit, in each case accompanied by instructions in writing from the Letter of Credit Issuer instructing the Trustee to accelerate the Bonds as a result of the occurrence and continuance of such event of default under the Reimbursement Agreement, together with sufficient funds from the Letter of Credit Issuer to pay the principal of and interest on the Bonds then outstanding; or (iii) the Letter of Credit shall at any time for any reason cease to be in full force and effect, or shall be declared to be null and void in whole or in part, or the validity or enforceability thereof shall be contested by the Letter of Credit Issuer, or the Letter of Credit Issuer shall renounce the same or deny that it has any or further liability thereunder.

The foregoing provisions of subsection (d) of this Section are subject to the following limitations: if by reason of Force Majeure, the Borrower is unable in whole or in part to carry out any of its agreements herein contained, failure of the Borrower to carry out any such agreements other than the obligations on the part of the Borrower contained in Section 4.01 and Section 5.01, shall not be deemed an Event of Default during the continuance of such inability, including a reasonable time for the removal of the effect thereof.

The term "Force Majeure" shall mean the following:

(a)           acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders or restraints of any kind of the government of the United States of America or of the Commonwealth or any of its departments, agencies, political subdivisions or officials, or any civil or military authority; war; insurrections; civil disturbances; riots; epidemics; landslides; lightning; earthquakes; fires; hurricanes; storms; droughts; floods; washouts; arrests; restraint of government and people; explosions; breakage, malfunction or accident to facilities, machinery, transmission pipes or canals; partial or entire failure of utilities; shortages of labor, materials, supplies or transportation; or

(b)            any cause, circumstance or event not reasonably within the control of the Borrower.

The Borrower agrees, however to use its best efforts to remedy with all reasonable dispatch the effects of any Force Majeure which may prevent it from carrying out its agreements; provided, that the settlement of strikes, lockouts and other labor disturbances, shall be entirely within the discretion of the Borrower, and the Borrower shall not be required to make settlement of strikes, lockouts and other labor disturbances by acceding to the demands of the opposing party or parties when such course is in the judgment of the Borrower unfavorable to the Borrower.

Section 7.02.                                 Acceleration; Remedies. Whenever any Event of Default hereunder shall have happened and be continuing, any one or more of the following remedial steps may be taken, subject, however, to the limitations provided in Section 7.02(b), provided. that written notice of the Event of Default has been given to the Borrower by the Authority or the Trustee (except that notice need not be given in the case of an Event of Default specified in Sections 7.01(a). (c), (e), (f) and (h)) and the Event of Default has not theretofore been cured and provided further that no remedial steps shall be taken by the Authority the effect of which would be to entitle the Authority to funds necessary for the payment of principal of and interest on Bonds which have not yet matured or otherwise become due unless such principal and interest shall have been declared due and payable in accordance with the Trust Agreement and such declaration shall not have been rescinded:

(1) The Authority may at its option declare all unpaid amounts payable under Section 4.01 to be immediately due and payable, whereupon the same shall become immediately due and payable.

(2) The Authority may take any action at law or in equity to collect the payments then due and' thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Borrower under this Agreement or the Security Agreements.

Section 7.03.                                 Remedies Not Exclusive. No remedy conferred upon or reserved to the Authority in connection with the Loan to the Borrower pursuant to this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every remedy shall be cumulative and shall be in addition to every other remedy either given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as it may be deemed expedient. In order to entitle the Authority to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.

Section 7.04.                                 Attorneys' Fees and Expenses. If an Event of Default shall occur and the Authority or the Trustee shall employ attorneys or incur other expenses for the collection of payments due hereunder or for the enforcement of performance or observance of any obligation or agreement on the part of the Borrower contained herein, the Borrower will on demand therefor reimburse the reasonable fees of such attorneys and such other expenses so incurred.

Section 7.05.                                 Waivers. In view of the assignment of the Authority's rights under and interest in this Agreement to the Trustee by the provisions of the Trust Agreement (except for the rights reserved by the Authority hereunder), the Authority shall have no power to waive any default hereunder by the Borrower or extend the time for the correction of any default which could become an Event of Default by the Borrower without the consent of the Trustee and the Letter of Credit Issuer to such waiver.

ARTICLE VIII
Prepayment of the Loan

Section 8.01.                                 Optional Prepayment. (a) The Borrower shall have, and is hereby granted, the option to prepay all or any portion of the amounts payable in respect of the Bonds under Section 4.01 by taking the actions required to effect an optional redemption of the Bonds pursuant to Section 301(b) of the Trust Agreement; provided, however, that the Borrower may not effect an optional redemption of the Bonds pursuant to Section 301(b) of the Trust Agreement -unless they first take the actions described in subsection (b) of this Section.

(b) To make a prepayment pursuant to subsection (a) of this Section, the Borrower shall give or cause to be given to the Authority and the Trustee: (A)(i) the written consent of the Initial Letter of Credit,Issuer to such prepayment, which consent shall contain a representation from the Initial Letter of Credit Issuer to the effect that the Borrower is not in default under the Reimbursement Agreement, and that all conditions contained in the Reimbursement Agreement to effect such prepayment have been complied with; and (ii) deposit with the Trustee sufficient moneys to pay the redemption price (including premium, if any) of the Bonds, no later than ninety-four (94) days prior to the date selected for the prepayment of the Loan, but in any event with sufficient time to allow the moneys to constitute Eligible Moneys on the date of such intended prepayment; and (B) written notice setting forth: (i) the date of redemption, which date shall be an Interest Payment Date occurring not less than ninety-four (94) days from the date notice is received by the Trustee; (ii) the principal amount and maturities of the Bonds to be redeemed; and (iii) the applicable redemption provision of the Trust Agreement.

(c) The Borrower agrees to make the payments under this Section 8.01 to the Trustee for deposit to the Bond Fund in the amount due in respect of any redemption premium at such time so that such payments constitute Eligible Moneys under the Trust Agreement.

Section 8.02.                                 Mandatory Prepayment of Loan. (a) The Borrower shall be obligated, and agrees, to prepay a portion of the amount payable under Section 4.01 to the extent and in the manner set forth in Section 301 (a) of the Trust Agreement.

(b)            The Borrower shall be obligated, and agrees, to prepay a portion of the amount payable under Section 4.01 on or prior to each Interest Payment Date for which there shall be an Amortization Requirement in an amount equal to such Amortization Requirement to the extent and in the manner set forth in Section 3.01(d) of the Trust Agreement.

(c)            The Borrower shall be obligated, and agrees, to prepay all of the unpaid aggregate amount of the Loan, together with accrued interest to the date of prepayment, if the Trustee: (i) shall have received a written notice from the Initial Letter of Credit Issuer to the effect that it has decided not to extend the Initial Letter of Credit and the Initial Letter of Credit Issuer deposits, on or prior to the sixtieth (60th) day preceding the expiration date of the Initial Letter of Credit, an amount sufficient, together with other Eligible Moneys deposited with the Trustee, to pay the outstanding principal and interest on the Bonds; or (ii) shall not have received on or before the sixtieth (60th) day preceding the expiration date of any then outstanding Successor Letter of Credit the following documents:

(1)           a Successor Letter of Credit;

(2)           an executed copy of the Successor Reimbursement Agreement;

(3)            an opinion of counsel to the Borrower, acceptable to the Authority and the Trustee, to the effect that: (i) the acceptance by the Trustee of the Successor Letter of Credit will not require that the Bonds, the obligations of the Borrower under this Agreement or the Successor Letter of Credit to be registered under the Securities Act of 1933, as amended, or the Puerto Rico Uniform Securities Act,. as amended, or the qualification of the Trust Agreement under the Trust Indenture Act of 1939, as amended; or (ii) any registration statement required to be filed under the Securities Act of 1933, as amended, or the Puerto Rico Uniform Securities Act, as amended, with respect to the Bonds, the Borrower's obligations under this Agreement or the Successor Letter of Credit is effective under such Act, and the Trust Agreement has been duly qualified under the Trust Indenture Act of 1939, as amended;

(4)            an opinion of counsel to the issuer of the Successor Letter of Credit, to the effect that the Successor Letter of Credit is a legal, valid and binding obligation of the Successor Initial Letter of Credit Issuer (subject to customary bankruptcy, creditor's rights and general principles of equity exceptions);

(5)           written confirmation from S&P to the Trustee that after upon delivery of such Successor Letter of Credit the Bonds will not be rated lower than "A-" by S&P (or any similar rating then used by S&P); unless such Successor Letter of Credit is to be issued by an instrumentality of Puerto Rico in which case the Bonds may not be rated lower than "BBB" by S&P;

(6)           a representation from the Successor Letter of Credit Issuer or an opinion from its legal counsel to the effect that the Successor Letter of Credit Issuer and the Borrower, as to each other, are not insiders or affiliates, as those terms are defined in the applicable statutory provisions of the United States Bankruptcy Code, as amended;

(7)           an opinion of counsel to the Authority to the effect that: (i) all documents and opinions required to be delivered to the Trustee under this Section 8.02(c) have been delivered and such documents and opinions on their face comply with the requirements of this Section 8.02(c) and of the Trust Agreement, and that the delivery of the Successor Letter of Credit is authorized under and complies with the terms of the Loan Agreement; and (ii) that the acceptance of the Successor Letter of Credit shall not adversely affect the tax treatment of the Bonds; and

(8)           such other documents and opinions as the Trustee may reasonably request.

In any such case described in the preceding paragraph, the Borrower shall be obligated to pay a sum sufficient, together with any other funds held by the Trustee and available for such purpose: (i) to redeem, on the date specified pursuant to the Trust Agreement, all outstanding Bonds at a redemption price equal to the principal amount of the Bonds; (ii) to pay the interest which will accrue on the Bonds to the date so fixed for their redemption; and (iii) to make all other payments required hereunder accrued and to accrue through the date fixed for such redemption; provided, however, that if the Initial Letter of Credit Issuer elects to not renew its Letter of Credit, as provided in Section 2 of the Initial Letter of Credit and in the preceding paragraph, the prepayment of the full unpaid aggregate amount of the Loan shall be made from the moneys received from the Initial Letter of Credit Issuer in accordance with Section 2 of the Initial Letter of Credit and the preceding paragraph. The Borrower agrees to make the payments required by this Section 8.02(c) on or prior to the redemption date set for the Bonds pursuant to Section 301(c) of the Trust Agreement.

(d) The Borrower shall be obligated, and agrees to prepay, in whole or in part, the amount payable under Section 4.01 upon the occurrence of an event of condemnation. damage to or destruction of the Project to the extent required under the terms of the Pledge Agreement or as otherwise allowed by the terms of the Reimbursement Agreement. The Letter of Credit Issuer or the Borrower, with the written consent of the Letter of Credit Issuer, shall deliver to the Trustee a notice stating that the Borrower has become obligated to prepay, in whole or in part, the amount payable under Section 4.01, setting forth the amount required to pay the redemption price of the Bonds pursuant to Section 301(d) of the Trust Agreement, The Borrower agrees to make the payment required by this paragraph (d) for deposit to the credit of the Bond Fund at the time such notice is delivered to the Trustee.
Section 8.03.                                 Relative Position of Loan Agreement and Trust Agreement, The rights and the obligations of the Borrower in this Article VIII shall be and remain prior and superior to the Trust Agreement and may be exercised or shall be fulfilled, as the case may be, whether or not the Borrower is in default hereunder, provided that such default will not result in nonfulfillment of any condition to the exercise of any such right or option.

The obligations of the Borrower in Section 8.02 shall be joint and several obligations of the Borrower and supersede the rights and options of the Borrower contained in Section 8.01.

ARTICLE IX
Miscellaneous

Section 9.01.                                 Termination. This Agreement and all obligations of the parties thereunder, other than the obligations of the Borrower under Sections 4.05, 5.07 and 5.10, shall terminate upon: (i) Payment of the Bonds; and (ii) payment or satisfaction of all other obligations incurred by the Authority or the Borrower under this Agreement, including (without limitation) interest, premiums and other charges, if any, thereon. Upon such termination any amounts remaining in the Bond Fund, the Debt Service Reserve Fund and any other fund or account established under the Trust Agreement not needed for payment of the aforesaid items shall belong to and be paid to the Borrower by the Trustee in accordance with the provisions of the Trust Agreement.

Section 9.02.                                 Reference to Bonds Ineffective After Bonds Paid. Upon Payment of the Bonds, including all fees and charges of the Trustee and termination of the Reimbursement Agreement, and the Letter of Credit, all references in this Agreement to the Bonds and the Trustee shall be ineffective, and the Trustee, the Authority, the Letter of Credit Issuer and the holders of any of the Bonds shall not thereafter have any right hereunder, excepting those that shall have theretofore vested.

Section 9.03.                                  No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Agreement should be breached by any party hereof and thereafter waived by the other parties, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder..

Section 9.04.                                 Authority Representative. Whenever under the provisions of this Agreement the approval of the Authority is required or the Authority is required to take some action at the request of the Borrower, such approval shall be made or such action shall be taken by the Authority Representative and such approval or action shall not be unreasonably denied or delayed; and the Borrower and the Trustee shall be authorized to act on any such approval or action.

Section 9.05.                                 Borrower Representative. Whenever under the provisions of this Agreement the approval of the Borrower is required or the Borrower is required to take some action at the request of the Authority, such approval shall be made or such action shall be taken by the Borrower Representative and such approval or action shall not be unreasonably denied or delayed; and the Authority and the Trustee shall be authorized to act on any such approval or action.

Section 9.06.                                 Confidential Information, The Borrower shall not be required to disclose, or to permit the Authority, the Trustee or others to acquire access to, any trade secrets of the Borrower or any other processes, techniques or information deemed by the Borrower to be proprietary or confidential.

Section 9.07.                                 Notices. All notices, certificates, requests or other communications among the Authority, the Borrower, the Trustee and the Letter of Credit Issuer required to be given hereunder or under the Trust Agreement shall be in writing and shall be (as elected by the person giving the notice) hand-delivered by courier service or mailed by registered mail, postage prepaid, and each such notice shall be deemed delivered: (i) if by courier service, on the date delivered receipt is acknowledged or delivery is refused; or (ii) if mailed, on the third Business Day following the day when mailed. All notices under this Agreement shall be addressed as follows:

If to the Authority:

Puerto Rico Industrial, Tourist, Educational,
Medical and Environmental Control
Facilities Financing Authority
c/o Government Development Bank for Puerto Rico
PO Box 42001
San Juan, Puerto Rico 00940

 Attention: Executive Director

If to the Borrower:

Palmas Country Club, Inc.
PO Box 2020
Humacao, Puerto Rico 00792-2020

 Attention: President
and:

Palmas Country Club, Inc.
5847 San Felipe Suite 2600
Houston, Texas 77057

Attention: General Counsel

If to the Trustee:

PaineWebber Trust Company of Puerto Rico
American International Plaza
9th Floor
250 Munoz Rivera Avenue
San Juan, Puerto Rico 00918

Attention: Trust Officer

If to the Initial Letter of Credit Issuer:

Puerto Rico Tourism Development Fund
c/o Government Development Bank for Puerto Rico
 Minillas Government Center, Small Building
Fourth Floor, De Diego Avenue and
Baldorioty de Castro, Stop 22
Santurce, Puerto Rico 00911

Attention: Executive Director

A duplicate copy of each notice, certificate, request or other communication given hereunder to the Authority, the Borrower, the Trustee, or the Letter of Credit Issuer shall also be given to each of the others. The Borrower, the Authority, the Trustee, and the Letter of Credit Issuer, may by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

Section 9.08.                                 Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Authority, the Borrower and their respective successors and assigns, subject, however, to the provisions contained in Sections 5.01, 6.01 and 6.02.

Section 9.09.                                  If Payment or Performance Date Not a Business Day. If the date for making payment, or the last date of performance of any act or the exercising of any right, as provided in this Agreement, shall not be a Business Day, such payment may be made or act performed or right exercised on the next succeeding Business Day with the same force and effect as if done on the nominal date provided in this Agreement, and no interest shall accrue for the period after such nominal date.

Section 9.10.                                 Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

Section 9.11.                                 Amendments, Changes and Modifications. Subsequent to the issuance of the Bonds under Section 208 of the Trust Agreement and prior to Payment of the Bonds, this Agreement may not be effectively amended, changed, modified, altered or terminated except in accordance with the Trust Agreement.

Section 9.12.                                  Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 9.13.                                 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth.

Section 9.14.                                 No Charge Against Authority Credit. No provision hereof shall be construed to impose a charge against the general credit of the Authority or shall impose any personal or pecuniary liability upon any director, official or employee of the Authority.

Section 9.15.                                  Authority Not Liable. Notwithstanding any other provision of this Agreement: (a) the Authority shall not be liable to the Borrower, the Trustee, the Letter of Credit Issuer, any holder of any of the Bonds, or any other person for any failure of the Authority to take action under this Agreement unless the Authority: (i) is requested in writing by an appropriate person to take such action; and (ii) is assured of payment of or reimbursement for any expenses in such action; and (b) except with respect to any action for specific performance or any action in the nature of a prohibitory or mandatory injunction, neither the Authority nor any director of the Authority or any other official or employee of the Authority shall be liable to the Borrower, the Trustee, the Letter of Credit Issuer, any holder of any of the Bonds, or any other person for any action taken by it or by its officers, servants, agents or employees, or for any failure to take action under this Agreement or the Trust Agreement. In acting under this Agreement, or in refraining from acting under this Agreement, the Authority may conclusively rely on the advice of its legal counsel.

Section 9.16.                                 Agreement Supersedes Prior Agreements. This Agreement supersedes any other prior agreements or understandings, written or oral, between the parties with respect to the Project and the issuance of the Bonds.

IN WITNESS WHEREOF, the Authority and the Borrower have caused this Agreement to be executed in their respective legal names, all as of the date first above written,

PUERTO RICO INDUSTRIAL, TOURIST,
EDUCATIONAL, MEDICAL AND ENVIRONMENTAL
CONTROL FACILITIES FINANCING AUTHORITY

By:	/s/ Carlos Colon de Armas
                                                  Carlos Colon de Armas
                                                                                                                     Executive Director

PALMAS COUNTRY CLUB, INC.

By:	/s/ Jaime Morgan Stubbe
                                                   Jaime Morgan Stubbe
                                                  President